Exhibit 3.2

AMENDED AND RESTATED

CODE OF BY-LAWS

OF

DA-LITE SCREEN COMPANY, INC.

ARTICLE I

IDENTIFICATION

Section 1 — Name.

The name of the corporation shall be DA-LITE SCREEN COMPANY, INC. (hereinafter referred to as the “Corporation”).

Section 2 — Seal.

The corporation shall not have a corporate seal.

Section 3 — Fiscal Year.

The fiscal year of the corporation shall be a 52- or 53-week year ending on the last Friday of December.

Section 4 — Principal Office and Resident Agent – Power to Change.

The post-office address of the principal office of the Corporation is State Road 15 North, Warsaw, Indiana, 46580; and the name and post-office address of its Resident Agent in charge of such office is CT Corporation System, One North Capital Ave., Indianapolis, Indiana, 46204. The location of its principal office, or the designation of its Resident Agent, or both, may be changed at any time, or from time to time, when authorized by the Board of Directors, by filing with the Secretary of State, on or before the day any such change is to take effect, or within five days after the death of Resident Agent or other unforeseen termination of his agency, a certificate signed by the President or a Vice President, and the Secretary of the Corporation, and verified under oath by one of such officers signing the same, stating the change to be made and reciting that such change is made pursuant to authorization by the Board of Directors.

ARTICLE II

Section 1 — Consideration for Shares.

The Board of Directors shall cause the corporation to issue the capital stock of the corporation for not less than the par value thereof as may be determined by the Board of Directors.

Section 2 — Payment of Shares.

Subject to the provisions of the Articles of Incorporation, the consideration for the issuance of shares of the capital stock of the corporation may be paid, in whole or in part, in money, in promissory notes, in other property, tangible or intangible, or in labor actually performed, or to be performed, for, or services actually rendered, or to be rendered, to the corporation; provided, however, that the part of the surplus of the corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, or when surplus shall have been transferred to stated capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or services received as consideration, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend, shall be conclusive.

Section 3 — Certificates for Shares.

The Corporation shall issue to each shareholder a certificate signed by the President or a Vice-President, and the Secretary of the Corporation certifying the number of shares owned by him in the Corporation. The certificate shall state the name of the registered holder, the number of shares represented thereby, the par value of each share or a statement that such shares have no par value, and whether such shares have been fully paid and are not liable to any further call or assessment.

If the corporation issues more than one class, every certificate issued shall state the kind and class of shares represented thereby, and the relative rights, interests, preferences and restrictions of such class, or a summary thereof.

Section 4 — Form of Certificates.

The stock certificates to represent the shares of the capital stock of this corporation shall be in such form, not inconsistent with the laws of the State of Indiana, as may be adopted by the Board of Directors.

Section 5 — Transfer of Stock.

The shares of the Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement or endorsements to be witnessed by one witness. The requirement for such witnessing may be waived in writing upon the form of endorsement by the President, a Vice President or the Secretary of the Corporation.

Section 6 — Lost, Stolen or Destroyed Certificates.

The Corporation may issue a new certificate for shares of the Corporation in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed certificate, or his legal representative, to furnish affidavit as to such loss, theft, or destruction, and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

ARTICLE III

MEETINGS OF SHAREHOLDERS

Section 1 — Place of Meetings.

All meetings of Shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof, or proxies to represent Shareholders thereat.

Section 2 — Annual Meeting.

The annual meeting of the Shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held at 9:00 o’clock A.M., on the first Thursday of May of each year, if such day is not a legal holiday, and if a holiday then on the first following day that is not a legal holiday. Failure to hold the annual meeting at the designated time shall not work any forfeiture or a dissolution of the Corporation.

Section 3 — Special Meeting.

Special meetings of the Shareholders may be called by the Chairman of the Board of Directors and by the President, by the Board of Directors, or by Shareholders holding of record not less than one-fourth of all the shares outstanding and entitled by the Articles of Incorporation to vote on the business proposed to be transacted thereat; and shall be called by the President at the request in writing of a majority of the Board of Directors, or at the request in writing of Shareholders holding of record not less than one-fourth of all the shares outstanding and entitled by the Articles of Incorporation to vote on the business for which the meeting is being called.

Section 4 — Notice of Meetings.

A written or printed notice, stating the place, day and hour of the meeting, and in case of a special meeting, or when required by any other provision of the Indiana General Corporation Act, or the Articles of Incorporation, or this Code of By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the Officers or persons calling the meeting, to each Shareholder of record entitled by the Articles of Incorporation and by the Indiana General Corporation Act to vote at such meeting, at such address as appears upon the records of the Corporation, at least ten days before the date of the meeting. Notice of any such meeting may be waived in writing by any Shareholder, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting in person, or by proxy when the instrument of proxy sets forth in reasonable detail the purpose or purposes for which the meeting is called, shall constitute a waiver of notice of such meeting. Each Shareholder, who has in the manner above provided waived notice of a Shareholders’ meeting, or who personally attends a

Shareholders’ meeting, or is represented thereat by a proxy authorized to appear by an instrument of proxy complying with the requirements above set forth, shall be conclusively presumed to have been given due notice of such meeting.

Section 5 — Voting at Meetings.

Except as otherwise provided by law or by the provisions of the Articles of Incorporation, every shareholder shall have the right at every Shareholders’ meeting of the corporation to one vote for each share of stock standing in his name on the books of the corporation.

No share shall be voted at any meeting:

(1)	Upon which an installment is due and unpaid; or

(2)	Which belongs to the corporation.

Section 6 — Proxies.

A shareholder may vote, either in person or by proxy executed in writing by the Shareholder, or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

Section 7 — Quorum.

At any meeting of shareholders, a majority of the shares of the capital stock outstanding and entitled by the Articles of Incorporation to vote, represented in person or by proxy, shall constitute a quorum.

Section 8 — Voting of Shares Owned by Fiduciaries.

Shares held by fiduciaries may be voted by the fiduciaries in such manner as the instrument or order, appointing such fiduciaries, may direct.

Section 9 — Proxy of Fiduciary.

The general proxy of a fiduciary shall be given the same weight and effect as the general proxy of an individual or corporation.

Section 10 — Organization.

The Chairman of the Board and in his absence, the President, and in their absence any shareholder chosen by the shareholders present, shall call meetings of the shareholders to order and shall act as chairman of such meetings, and the secretary of the company shall act as secretary of all meetings of the shareholders. In the absence of the secretary the presiding officer may appoint a shareholder to act as secretary of the meeting.

Section 11 — Taking Action By Consent.

Any action which may be taken at a meeting of the Shareholders, may be taken without a meeting if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the Shareholders.

ARTICLE IV

BOARD OF DIRECTORS

Section 1 — Board of Directors.

The Board of Directors shall consists of between two (2) and ten (10) members, who shall be elected annually by a majority of the shares represented at the annual meeting of the shareholders. Such directors shall hold office until the next annual meeting of the shareholders and until their successors are elected and qualified. Directors need not be shareholders.

Section 2 — Duties.

The corporate power of this corporation shall be vested in the Board of Directors, who shall have the management and control of the business of the Corporation. They shall employ such agents and servants as they may deem advisable, and fix the rate of compensation of all officers.

Section 3 — Resignation.

A director may resign at any time by filing his written resignation with the secretary.

Section 4 — Vacancies.

In case any vacancy in the Board of Directors through death, increase in the number of Directors, resignation, removal or other cause, the remaining Directors by the affirmative vote of a majority thereof may fill such vacancy until the next annual meeting and until his successor is elected and qualified. If the vote of the remaining members of the Board shall result in a tie, the vacancy shall be filled by shareholders at the annual meeting or special meeting called for the purpose.

Section 5 — Annual Meetings.

The Board of Directors shall meet, in person or by telephone, each year immediately after the annual meeting of the Shareholders, at the place where such meeting of the shareholders has been held, either within or without the State of Indiana, for the purpose of organization, election of Officers, and consideration of any other business that may be properly brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the board specifically called in the manner provided in Section 8 following.

Section 6 — Regular Meetings.

Regular monthly meetings, in person or by telephone, of the Board of Directors may be held with notice by letter, telegram, cable or radiogram, or without any notice whatever, and at such places and times, as may be fixed from time to time by resolution of the Board of Directors.

Section 7 — Special Meetings.

Special meetings, in person or by telephone, of the Board of Directors may be held upon the call of the Chairman of the Board or the President, or of two or more members of the Board of Directors, at any place within or without the State of Indiana, upon forty-eight hours’ notice, specifying the time, place and general purposes of the meeting, given to each Director, either personally, by mailing or by telegram. At any meeting at which all directors are present, notice of the time, place and purpose thereof shall be deemed waived; and similar notice may likewise be waived by absent directors, either by written instrument or by telegram.

Section 8 — Place of Meetings.

The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation (except as may be provided by law), within and without the State of Indiana, at any office or offices of the Corporation, or at any other place, as they may from time to time by resolution determine.

Section 9 — Quorum.

A majority of the actual number of Directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, and the act of a majority of the Directors present at a meeting, at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by the Indiana General Corporation Act, by the Articles of Incorporation, or by the Code of By-Laws.

Section 10 — Action by Consent.

Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent to such action is signed by all members of the Board or such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or Committee.

Section 11 — Organization.

The Chairman of the Board and in his absence the President and in their absence any Director chosen by the Directors present, shall call meetings of the Board of Directors to order, and shall act as chairman of such meetings. The Secretary of the company shall act as Secretary of the Board of Directors, but in the absence of the secretary the presiding officer may appoint any director to act as secretary of the meeting.

Section 12 — Removal.

Any Director may be removed, either for or without cause, at any special meeting of Shareholders called for that purpose by the affirmative vote of a majority in number of shares of the Shareholders of record present in person or by proxy and entitled to vote for the election of such Director, if notice of the intention to act upon such matter shall have been given in the notice of calling such meeting. If the notice calling such meeting shall so provide, the vacancy by such removal may be filled at such meeting by a vote of a majority of the Shareholders present and entitled to vote for the election of Directors.

Section 13 — Compensation of Directors.

The Board of Directors is empowered and authorized to fix and determine the compensation of directors for attendance at meetings of the Board; and additional compensation for such additional services of any of such Directors may perform for the Corporation.

ARTICLE V

THE OFFICERS

Section 1 — Number.

The Officers of the Corporation shall consist of the Chairman of the Board, the President, one or more Vice Presidents, a Treasurer, a Secretary, and such other subordinate officers as may be prescribed by this Code of By-Laws, or as may be chosen by the Board of Directors at such time and in such manner and for such terms as the Board of Directors may prescribe. Any two or more offices may be held by the same person, except the duties of the President and Secretary shall not be performed by the same person. Election or appointment of an officer shall not of itself create contract rights.

Section 2 — Election, Term of Office and Qualification.

The Officers shall be chosen annually by the Board of Directors. Each Officer shall hold office until his successor is chosen and qualified, or until his death, or until he shall have resigned, or shall have been removed in the manner hereinafter provided.

Section 3 — Removal.

Any Officer may be removed, either with or without cause, at any time, by the vote of a majority of the actual number of Directors elected and qualified, from time to time, at a special meeting called for the purpose.

Section 4 — Resignations.

Any Officer may resign at any time by giving written notice to the Board of Directors, or to the President or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5 — Vacancies.

Any vacancy in any office because of death, resignation, removal, increase in the number of offices, or any other cause shall be filled by the Board of Directors and the officer so elected shall hold office until his successor is chosen and qualified.

Section 6 — The Chairman of the Board.

The Chairman of the Board, who shall be chosen from among the Directors, shall have general supervision and direction over the business and affairs of the corporation and shall preside at all meetings of the Shareholders and Board of Directors if present, and shall, in general, perform all duties incident to the office of Chairman of the Board and such other duties as, from time to time, may be assigned to him by the Board of Directors.

Section 7 — The President.

The President, who shall be chosen from among the Directors, in the absence of the Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors and shall have active executive management of the operations of the Corporation. He shall, in general, perform all duties incident to the office of the President and such other duties as, from time to time, may be assigned to him by the Board of Directors.

Section 8 — The Vice President.

The Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him. At the request of the President, the Vice President may, in the case of the absence or inability to act of the President, temporarily act in his place.

Section 9 — The Secretary.

The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the Shareholders and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of this Code of By-Laws and as required by law; shall be custodian of the records Corporation; and see that the seal, if one exists, is affixed to all documents, the execution of which on behalf of the Corporation under its seal, if any, is duly authorized in accordance with the provisions of this Code of By-Laws; and, in general shall perform all duties incident to the office of the Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or by the President.

Section 10 — The Treasurer.

The Treasurer shall be the financial officer of the Corporation; shall be the custodian of all moneys, notes, securities and other valuables which may from time to time come into the possession of the Corporation; shall have charge and custody of, and be responsible for, all funds of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected by the Board of Directors; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; and, in general, shall perform all the duties incident to the office of Treasurer and such other duties as, from time to time, may be assigned to him by the Board of Directors or by the President.

The Treasurer shall keep correct and complete records of account showing accurately at all times the financial condition of the Corporation and shall render to the President and the Board of Directors, whenever the same shall be required, an account of all of his transactions as Treasurer and of the financial condition of the Corporation.

Section 11 — Salaries.

The salaries of the Officers shall be fixed, from time to time, by the Board of Directors. No Officer shall be prevented from receiving such salary by reason of the fact he is also a Director of the Corporation.

Section 12 — Delegation of Authority.

In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any Director, for the time being, provided a majority of the entire Board of Directors concurs therein.

ARTICLE VI

SPECIAL CORPORATE ACTS,

NEGOTIABLE INSTRUMENTS, DEEDS, CONTRACTS AND STOCK

Section 1 — Execution of Negotiable Instruments.

All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money of the Corporation shall be signed by those officers and employees of the Corporation as the Directors may, from time to time, designate.

Section 2 — Execution of Deeds, Contracts, Etc.

Unless otherwise provided by the Board of Directors, all deeds, contracts, leases, commercial papers, legal documents, and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the President, or a Vice-President, and attested by the Secretary, or an Assistant Secretary, and the Secretary, when necessary or required shall affix the corporate seal, if any, thereto.

Section 3 — Stock Certificates.

Any share or shares of stock issued by the Corporation shall be endorsed by the President or a Vice President and such endorsement shall be duly attested by the Secretary or an Assistant Secretary, either with or without affixing thereto the Corporate Seal.

ARTICLE VII

CORPORATE BOOKS

Section 1 — Place of Keeping, In General.

Except as otherwise provided by the laws of the State of Indiana, by the Articles of Incorporation of the corporation or by these by-laws, the books and records of the Corporation may be kept at such place or places, within or without the State of Indiana, as the Board of Directors may, from time to time, by resolution determine.

Section 2 — Stock Register or Transfer Book.

The original or duplicate stock register or transfer book shall contain a complete and accurate shareholders list, alphabetically arranged, giving the names and addresses of all shareholders, the number and classes of shares held by each, and shall be kept at the principal office of the corporation in the State of Indiana.

ARTICLE VIII

AMENDMENTS

Section 1 — Amendments.

By-Laws may be adopted, amended or repealed at any meeting of the Board of Directors by the vote of a majority thereof.

ARTICLE IX

INDEMNIFICATION

Section 1 — Right to Indemnification.

The corporation shall, to the fullest extent permitted by applicable law now or hereafter in effect, indemnify any person who is or was a Director, Officer or employee of the corporation (an “Eligible Person”) and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a Director, Officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other entity or enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”), against all expenses (including attorneys’ fees), judgments, fines or penalties (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such Eligible Person in connection with such Proceeding and such indemnification shall continue as to an Eligible Person who has ceased to be a Director, Officer or employee of the corporation or a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another Business Entity and shall inure to the benefit of the Eligible Persons’ heirs, executors and administrators. The corporation may establish provisions supplemental to or in furtherance of the provisions of this Article X, including, but not limited to, provisions concerning the determination of any Eligible Person to indemnification, mandatory or permissive advancement of expenses and the funding or other payment of amounts necessary to effect indemnification and advancement of expenses, in the Bylaws of the corporation or in agreements with any Eligible Person.

Section 2 — Insurance, Contracts and Funding.

The corporation may purchase and maintain insurance to protect itself and any Eligible Person against any expense, judgments, fines and amounts paid in settlement as specified in Section 1 of this Article or incurred by any Eligible Person in connection with any Proceeding referred to in such section, to the fullest extent permitted by applicable law now or hereafter in effect. The corporation may enter into agreements with any director, officer, employee or agent of the corporation or any director, officer, employee, fiduciary or agent of any Covered Entity supplemental to or in furtherance of the provisions of this Article and may create a trust fund or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification and advancement of expenses as provided in this Article.

Section 3 — Non-Exclusive Rights; Applicability to Certain Proceedings.

The rights provided in this Article shall not be exclusive of any other rights to which any Eligible Person may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any Eligible Person and shall be applicable to Proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption.

Section 4 — Effect of Amendment or Repeal.

Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article shall adversely affect the rights of any Eligible Person under this Article (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such Eligible Person.

Section 5 — Severability.

If any of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, all portions of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.